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                                                                   EXHIBIT 10.20


                   2003 COMPENSATION PLAN FOR DALE SZYMBORSKI



Name:  DALE SZYMBORSKI

Function:  PRESIDENT
           KONTRON MOBILE COMPUTING, MINNEAPOLIS


The main focus this year is to grow the company and continue the successful path of profitability. The main challenge will be to motivate your staff/people during the year and report weekly to the CEO. This reward system intends to motivate you to fulfill both the Company tasks and, in the long term, create shareholder value for all shareholders of KMC.

Base Salary:  $120,000

The bonus per Quarter is evaluated and based on the following:

1.     Profitability for Kontron Mobile Computing per Quarter

       o    If Operating profit is less than $150K, then $0/Qtr.

       o    If Operating profit is less than $399K, then $7,500/Qtr.

       o    If Operating profit is more than $400K, $10,000/Qtr.

       o    If Operating profit is more than $500K, then $15,000/Qtr.

       o    If Operating profit is more than $900K, then $20,000/Qtr.

       o    If Operating profit is more than $1,300,000, then $30,000/Qtr.

Before the Bonus is paid, the numbers in each quarter have to be audited and approved by the CEO.

No Q3 or Q4 Bonus will be paid if the 2003 YTD cumulative Operating Profit at the end of these quarters is less than $800K.

If Revenue for the year 2003 exceeds $15 Million, there is an additional bonus of $15,000 paid out.

The CEO has the right at any time to change the above conditions.




/s/ Thomas Sparrvik                 /s/ Dale Szymborski
--------------------------------    --------------------------------------------
Thomas Sparrvik, CEO                Dale Szymborski, General Manager & President
Kontron Mobile Computing,  Inc.     Kontron Mobile Computing, Inc.



/s/ Richard L. Poss                 /s/ David C. Malmberg
--------------------------------    --------------------------------------------
Richard L. Poss                     David C. Malmberg
Chairman, Compensation Committee    Chairman of the Board